UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2004

TECHNOLOGY SOLUTIONS COMPANY

(Exact name of Registrant as specified in its charter)

Incorporated in the State of Delaware
Commission File Number 0–19433
Employer Identification No. 36-3584201

205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 228-4500

ITEM 5. OTHER EVENTS

On August 6, 2004, Technology Solutions Company (“TSC”) and Z Acquisition Crop., a wholly-owned subsidiary of TSC (“Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ZAMBA Corporation (“ZAMBA”), pursuant to which Sub will be merged into ZAMBA (the “Merger”) and ZAMBA will become a wholly-owned subsidiary of TSC. Consummation of the Merger is subject to various conditions, including approval by ZAMBA’s stockholders.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. Copies of the Merger Agreement and the joint press release issued by TSC and ZAMBA on August 9, 2004 are filed as exhibits hereto and each is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are filed with this report:

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of August 6, 2004, among Technology Solutions Company, Z Acquisition Corp. and ZAMBA Corporation

99.1	Press Release issued by Technology Solutions Company and ZAMBA Corporation dated August 9, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECHNOLOGY SOLUTIONS COMPANY
Date: August 9, 2004	By:	/s/ TIMOTHY P. DIMOND
Timothy P. Dimond
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated August 6, 2004 among Technology Solutions Company, Z Acquisition Corp. and ZAMBA Corporation

99.1	Press Release issued by Technology Solutions Company and ZAMBA Corporation dated August 9, 2004